Investor Presentation No vembe r   2 ,   2 0 2 2 1 Exhibit 99.2

Disclaimer Forward‐Looking Statements This presentation contains forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward‐looking statements and may often, but not always, be identified by the use of words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward‐looking statements include statements about the expected benefits of Earthstone Energy, Inc. (“ESTE,” “Earthstone” or the “Company”) and its stockholders from Earthstone’s recent acquisitions of oil and gas properties (including the acquisition of oil and gas properties from Titus Oil & Gas LLC and its affiliates (the “Titus Acquisition”)) , the expected future reserves, production, financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward‐looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to successfully integrate the oil and gas properties it has recently acquired (including the Titus Acquisition) and achieve anticipated benefits from them; risks relating to any unforeseen liabilities of Earthstone or the oil and gas properties it has recently acquired; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment writedowns; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget or to support a shareholder return program; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; competition for assets, equipment, materials and qualified people; supply chain disruptions; constraints or downtime on midstream assets servicing Earthstone’s oil and gas production; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; regulatory matters, including environmental regulations; social, market and regulatory efforts to address climate change; and the direct and indirect impact on most or all of the foregoing on the evolving COVID‐19 pandemic. Earthstone’s annual report on Form 10‐K for the year ended December 31, 2021, quarterly reports on Form 10‐Q, recent current reports on Form 8‐ K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. The forward‐looking statements included in this presentation speak only as of the date of this presentation and Earthstone undertakes no obligation to revise or update publicly any forward‐looking statements except as required by law. . This presentation contains estimates of Earthstone’s future EBITDAX, Free Cash Flow and 2022 production, capital expenditures and expense guidance, including with respect to the expected pro forma effect of the Titus Acquisition on these and other metrics. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production and well completions. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2022 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated production and completion delays and increases in costs associated with drilling, production and transportation. Use of Non‐GAAP Information This presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”) such as PV‐10, free cash flow and Adjusted EBITDAX. Such non‐GAAP measures are not alternatives to GAAP measures, and you should not consider these non‐GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. For additional disclosure regarding such non‐GAAP measures, including reconciliations to their most directly comparable GAAP measure, please refer to the Appendix or to Earthstone’s press release for the quarter ended June 30, 2022. Cautionary Note on Reserves and Resource Estimates The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves or locations not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. You are urged to consider closely the oil and gas disclosures in our 2021 Form 10‐K and our other reports and filings with the SEC. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third‐party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third‐party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third‐party sources described above. 2

The New Earthstone: Significantly Larger Scale, Same Core Values

Greater Efficiency from Increased Critical Mass

Seven acquisitions since early 2021 increased production by >5x and improved cost and operating efficiencies

Top Basins / Long Inventory Life

Midland Basin and Delaware Basin asset base with ~12 years of high quality inventory life

High Free Cash Flow Generation with Low Reinvestment Needs

Only ~50% of cash flow needed to maintain production levels, creates robust free cash flow generation[1]

Low Leverage

Recent acquisitions approximately leverage neutral with year-end 2022 target leverage of 0.8x

Progressing Towards Shareholder Returns

"New Earthstone" provides for accelerated consideration of shareholder return program

Commitment & Focus

"Do the right thing" commitment to stakeholders, employees and environment

1. Free cash flow is a non-GAAP measure defined as Adjusted EBITDAX less interest expense, less the current portion of income tax expense, less accrual-based capital expenditures.

3

A Much Larger Earthstone: Corporate Snapshot

Select Operational Data

~256,000	100,000 Boe/d
Permian Net Acres	4Q22 Production Guidance Midpoint
354 MMBoe	**$4.8 Billion**
Est. Proved Reserves[1]	PV-10 at Strip[1]
$17.04/Boe	**890**
3Q22 All-In Cash Costs[2]	Gross Operated Drilling Locations

Select Financial Data

	9/30/22
Stock Price (11/1/22)	$16.43
Market Cap	$2.3 B
Net Debt	$1.2 B
Enterprise Value	$3.5 B
Shares Outstanding[3]	140 MM
Undrawn Revolver	$558 MM


Earthstone Acreage
New Mexico
PERMIAN BASIN
MIDLAND
Eddy
Lea
Martin
Howard
Sterling
Ector
Midland
Glasscock
Upton
Reagan
Irion
DELAWARE
Crockett
Texas

Note: See appendix for additional details.

4

1.1x 0.8x 3Q21 3Q22 $18 $174 3Q21 3Q22 $65 $346 3Q21 3Q22 25,836 94,329 3Q21 3Q22 3Q22 Earnings Highlights – The Transformed Earthstone – Building Scale 5 877% 21% Free Cash Flow ($MM) LQA Leverage Ratio Production – BOE per day Adjusted EBITDAX ($MM)  265% 432% Note:  See appendix for non‐GAAP reconciliations.

Date Announced FY 2020A 12/18/20 4/1/21 10/4/21 12/16/21 1/31/22 6/28/22 Acquisitions Total Acquisition Price ($MM)(1) $182.0 $126.5 $73.2 $603.8 $860.0 $627.1 $2,473 Considera on Mix (% Cash / % Stock) 72% / 28% 65% / 35% 67% / 33% 68% / 32% 57% / 43% 92% / 8% 70% / 30% Proved Developed PV‐10 ($mm) (2) $173 $153 $116 $421 $1,012 $857 $2,732 Acquired Drilling Locations(3) 70 49 ‐ 414 49 114 696 ~15,300 ~100,000⁴ ESTE 4Q'20 IRM Tracker Foreland Chisholm Bighorn Titus 4Q22E Acquisition Success Enabling Earthstone’s Step‐Change in Scale • Earthstone has achieved significant scale through acquisitions in the Permian  • Mature base production profile and high quality inventory enables moderate production growth at ~50% reinvestment rate Pathway to Scale – Production (Boe/d) Note: See Appendix for footnotes. 6 ¹ ² ³

 $‐  $500  $1,000  $1,500  $2,000  $2,500  $3,000 IRM Tracker Foreland Chisholm Bighorn Titus $  in  m ill io ns Conservative Valuation Methodology Leads to High Impact Acquisitions 7 Cumulative Proved Developed Reserves Value Greater Than Combined Total Purchase Price1 1. Cumulative estimated PD value based upon forward strip pricing at the time of each announced transaction.  Undeveloped locations acquired “virtually”  free as PD value of acquired properties is  higher than cumulative total purchase price Cumulative PD PV‐10 value  Cumulative Purchase Price IRM Tracker Chisholm Bighorn Titus 696 Gross Operated Drilling Locations  Acquired Across all six significant transactions, proved  developed value of reserves has underpinned  purchase price1

Successful Acquisitions Add Deep Inventory of High‐Return Drilling Locations 8 • 3Q22: Brought 19 wells online. 14 wells yielded production rates of over 1,000 Bopd with 7 of these wells nearing or exceeding 1,500 Bopd DELAWARE MIDLAND Lea Eddy New Mexico   Irion Select 3Q22 Well Results Texas 6‐Wells Avg. IP‐30 1,520 Boepd CLL ~7,700 ‐ 73% Oil WI 93% Salt Draw 2‐Wells Avg. IP‐30 1,570 Boepd CLL ~4,700 ‐ 77% Oil WI 55% Cletus / Salt Draw Pad Lonesome Dove / Cattlemen Pads Barnhart Pad 5‐Wells Avg. IP‐30 1,170 Boepd CLL ~10,000 ‐ 81% Oil WI 100% Cletus 2‐Wells Avg. IP‐30 1,370 Boepd  CLL ~9,750 ‐ 69% Oil WI 89%

Shareholder Value Accretion Reflected in Enormous Proved Reserves Growth

Robust Value Growth in Proved Reserves With Majority Coming from Proved Developed Reserves Additions



$0.5 B
79 MMBoe
$2.0 B
148 MMBoe
$4.8 B
354 MMBoe[1]
YE20
SEC Pricing
YE21
SEC Pricing
10/1/22 Reserves
9/30/22 Strip[1]
PD
PUD

~$3.9B

Est. Proved Developed Value

Current PD reserves value is significantly higher than current enterprise value[1]

~10x

Proved PV-10 Uplift from YE20

With estimated PD reserves composing ~80% of the total proved reserves value

~$26 per share

In Proved Reserves Value

Based on common shares outstanding and net debt[2]

1. Estimated PD reserves value of $3.8 billion as of 10/1/22 at NYMEX strip pricing as of 9/30/22. See appendix for additional details.
2. Calculated as 10/1/22 estimated proved reserves value at NYMEX strip pricing as of 9/30/22 less net debt and divided by share count of ~139.7 million as of 10/31/22; net debt as of 9/30/22.

9

Reserves and Inventory

Robust Proved Developed and Inventory Profile

- On a combined basis, Total Proved Developed Reserves PV-10 value of ~$3.9 billion which exceeds current enterprise value[1]
- Over 890 gross operated drilling locations provides significant runway for future development

1P Reserves PV-10 Value as of 10/1/22[1]

	PV-10 Value ($MM)
Proved Developed	$3,871
Proved Undeveloped	$922
Total Proved	$4,793

Gross Operated Locations[2]



Reagan/Irion
Upton
Midland/Ector
Eddy
Lea
890
Gross Operated Locations

1P Reserves as of 10/1/22[1]



24%
354
MMBoe
76%
PD
PUD

1. Represents management's estimates for reserves as of 10/1/22 utilizing NYMEX strip pricing as of 9/30/22.
2. Includes all locations across reserve categories.

10

30% 9% 12% 11% 18% 19% 21% 28% 8% 13% 15% 17% 17% 21% 30% ESTE Peer 1 Peer 2 Peer 5 Peer 7 Peer 10 Peer 14 Peer 11 Peer 4 Peer 6 Peer 13 Peer 9 Peer 8 Peer 3 Peer 12 Earthstone Offers an Attractive Value Opportunity 11 Source : Company filings, press releases, Wall Street research, analyst expectations sourced from FactSet and share prices as of 11/1/2022. Note: Future EBITDAX and Free Cash Flow for Earthstone are forward‐looking information that is  subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward‐Looking Statements”. Permian Large‐Cap includes FANG and PXD. Permian SMID‐Cap includes CPE, LPI,  MTDR, PR and SM. Out of Basin Comps includes CHRD, CIVI, CRGY, MGY, NOG, PDCE and ROCC.  Enterprise Value to 2023E EBITDAX 2023E Free Cash Flow Yield • ESTE has one of the lowest EV / EBITDA multiples and one of the highest Free Cash Flow yields Permian SMid‐CapPermian Large‐Cap Out of Basin Comps Permian SMid‐CapPermian Large‐Cap Out of Basin Comps 2.4x 5.6x 5.1x 4.3x 3.1x 2.9x 2.9x 2.1x 4.7x 4.6x 3.4x 3.0x 2.9x 2.5x 2.4x ESTE Peer 1 Peer 2 Peer 5 Peer 7 Peer 10 Peer 11 Peer 14 Peer 3 Peer 4 Peer 6 Peer 8 Peer 9 Peer 12 Peer 13

Expanded Capital Program Greatly expanded footprint and  highly‐economic inventory allows for  increased capital deployment and  supports program consistency  Enhanced Optionality Diversification and capital flexibility  in the Delaware and Midland  mitigate concentration risk Recent Delaware Additions Recently acquired Delaware Basin  assets improve oil content as  development ramps (impact in  2023 and beyond) Strategic Advantages Gained Through Our Expanded Scale 12 Operational Efficiency Scaled activity levels drives D&C  efficiency and enhances  relationships with key service  providers Low Decline Asset Base PDP decline rate of ~25% provides  for low reinvestment rate with some  organic growth

Opportunities Broaden for Free Cash Flow Allocation in the Future 13 FCF Likely Shifts Away from Deleveraging in 2023 • Efficiency of capital development allows for some  growth with reinvestment of just ~50% of operational  cash flow • Additional debt reduction becomes less critical and  allows for greater focus on scale opportunities and  consideration of shareholder returns Additional Debt  Reduction Increased  Development  Pace Opportunistic  Acquisitions Initiation of  Shareholder  Returns Increased Optionality for Uses of  Free Cash Flow Beginning in 2023 Near term focus is on debt reduction, but will shift in 2023

Liquidity and Capital Structure Benefitting from Expanded Scale and Recent Offering 14 Significant Liquidity Supports All Potential  Capital Deployment Scenarios • Borrowing Base has grown from $240 MM at  YE20 to $1.85 B driven primarily by high value  reserves and production additions1 • $1.2 B of elected commitments under Credit  Facility maturing in 2027 • YE22 facility utilization estimated to be <50% of  current $1.2 B of elected commitments2 • Robust estimated PD reserves of ~$3.8 B with  low corporate decline rate (~25%) support  continued availability1 • $550 MM unsecured senior notes, 8% coupon,  matures in 2027 1. Estimated PD reserves of ~$3.8 billion reflect proved developed reserves as of 10/1/22 utilizing NYMEX strip pricing as of 9/30/22. See appendix for additional details. Borrowing Base  increased to $1.85 B $0 $500 $1,000 $1,500 $2,000 YE20 YE21 6/30/22 9/30/2022 $  in  m ill io ns Drawn RBL Debt Undrawn RBL Commitments Uncommitted Borrowing Base Availability

Responsible Management of Fugitive Emissions and Flaring 15 “Do the Right Thing” approach and proactive plan driving reductions in GHG emissions and flaring 68% Reduction vs. 2020 Below peer average 2021 Flaring Intensity of 0.7% (operated gas flared /  operated gas produced) 66% Note: Peers include CDEV, CPE, FANG, LPI, MTDR, PXD and SM. Data complied from company published data for most recent available year (2020 or 2021) and from publicly available EPA reports as of June 30, 2022. 2021 Greenhouse Gas Emissions Intensity of 7.9 (T CO2e / Mboe) 36% Reduction vs. 2020 Below peer average 44%

Progressing Our Sustainability Initiatives While Leading the Pack 16 Key Environmental Priorities Focus on  Responsible Operatorship Minimize fugitive emissions with the installation of  emission reducing equipment in conjunction with  new facility construction: – Vapor Recovery Units (“VRUs”) – Air compression equipment for Pneumatic  Actuators – Participation in fly over surveys  Leak Detection and Repair (“LDAR”) active since  2019 and complemented by FLIR imagery  feedback program Target Zero Flaring: Connect natural gas pipelines  ahead of flowback and first production negates  need for flaring Vast majority of water disposal occurs on pipeline,  reducing truck hauls and CO2 emissions 0.2% 0.2% 0.2% 0.4% 0.4% 0.4% 0.5% 0.5% 0.6% 0.6% 0.7% 0.8% 1.0% 1.0% 1.1% 1.2% 1.3% 1.5% 1.5% 1.6% 2.1% ESTE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 ESTE Among the Leaders in Permian Flaring Intensity Regardless of Market Cap1,2 Earthstone Mega‐Cap Permian SMID‐Cap Permian Large‐Cap Permian 1. Data courtesy of Rystad Energy, “Permian Flaring Intensity Report from February 2022”.  2. Mega‐Cap peers include BP, COP, CVX, and XOM. Large‐Cap peers include APA, CLR, DVN, EOG, FANG, MRO, OVV, OXY, and PXD. SMID‐Cap peers include CDEV, CPE, CTRA, LPI, MTDR, PDCE and SM.

Focused on Providing Shareholders a Path to Value Accretion 17 Earthstone Management has consistently shown fundamental conservatism in assessing and  executing a broader corporate strategy of value driven investment in high quality assets,  operating cost leadership, and management of its balance sheet offering investors a reliable and predictable opportunity to invest in a growing operator. Greater Efficiency Achieved from  Increased Critical Mass Robust Inventory in the Premier Shale  Basins of the US Growing Free Cash Flow Generation with  Low Reinvestment Needs Historically Low Leverage and Expected to  Remain Below 1.0x Improving the Opportunity to Implement  Meaningful Shareholder Returns Committed to Delivering for Stakeholders,  Employees, and the Environment

Appendix 18

Company Guidance

Company Guidance	3Q YTD Actuals	4Q22	Implied FY22
Production (Boe/d)	69,203	98,000 - 102,000	76,462 - 77,470
% Oil	40%	~43%	~41%
% Liquids	68%	~69%	~68%
Total Capital Expenditures ($MM)	$349	$170 - $185	$519 - $534
Lease Operating Expense ($/Boe)	$7.83	$8.00 - $8.50	$7.89 - $8.05
Production & Ad Valorem Taxes (% of Revenue)	7.3%	7.5% - 8.0%	7.3% - 7.6%
Cash G&A ($MM)[1]	$25	$10 - $12	$35 - $37

Given the *recent strong results* from Earthstone's drilling program, the Company *raised its fourth-quarter production guidance by 2%*.

Revised capital budget contemplates drilling *longer laterals* than previously forecasted and an *increase in non-operated drilling activity*.

Earthstone continually evaluates its development plan, ensuring it pursues the *most capital-efficient projects*.

Midland Basin

- 2 Rigs
- Spud ~36 Gross Operated Wells
- Average Well Lateral Length of ~10,200 Feet
- ~90% Average Working Interest

Delaware Basin

- 3 Rigs
- Spud ~28 Gross Operated Wells
- Average Well Lateral Length of ~8,800 Feet
- ~65% Average Working Interest

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone's control. See "Forward-Looking Statements".

1. Cash G&A is a non-GAAP financial measure defined as general and administrative expenses excluding stock-based compensation.

19

Step‐Change Improvements in ESTE Trading Liquidity 20Source: Factset data as of 10/26/22. • Average daily trading volume (“ADTV”) is up ~6x this year vs. 3Q‘21, at ~1.8 million shares ESTE Average Daily Trading Volume (shares) ESTE Average Daily Dollars Traded 361,799  295,398  297,963  387,790  798,793  1,646,154  1,776,111  1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 $2,527,028  $2,701,859  $2,768,025  $4,148,467  $10,460,856  $26,481,670  $24,074,658  1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22

Development Optionality Across A Larger Footprint

Scaled Development Plans

Continuous multi-zone development program spread across both Midland and Delaware Basin positions with typical development spacing at 3-5 wells per section

Delaware: ~44,000 net acres **Midland: ~212,000 net acres**



Primary Target Zones
Secondary Target Zones
3,200' gross thickness
1st Bone Spring Carb / Avalon Shale
1st Bone Spring Sand
2nd Bone Spring Carb
2nd Bone Spring Sand
3rd Bone Spring Carb
3rd Bone Spring Sand
Wolfcamp A / XY
Wolfcamp B
Middle Spraberry Shale
Lower Spraberry Sands
Jo Mill Silt
Lower Spraberry Shale
Dean
Wolfcamp A
Upper Wolfcamp B
Lower Wolfcamp B
Wolfcamp C
Wolfcamp D / Cline Shale
2,575' -3,650' gross thickness



Earthstone Acreage
New Mexico
MIDLAND
DELAWARE
Texas
2022 Primary activity areas

21

Oil and Gas Hedge Summary

Focused on protecting cash flow while leaving upside for a stronger commodity outlook

- Utilize a mix of collars, swaps and puts on oil and gas production
- Oil is ~54% hedged for 4Q22 and ~35% for 2023[3]
- Gas is ~62% hedged for 4Q22 and ~31% for 2023[3]

Oil Hedge Positions (WTI based, Bbls/d, and $/Bbl)[1]



Swaps
Puts
Collars
23,250
$73.14 / $96.49
$75.79
$66.70
16,500
$63.33 / $82.83
$63.83
$76.94
16,500
$63.33 / $82.83
$63.83
$76.94
14,500
$63.33 / $82.83
$64.54
$76.94
14,500
$63.33 / $82.83
$64.54
$76.94
15,492
$63.33 / $82.83
$64.12
$76.94
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
FY 2023

Natural Gas Hedge Positions (HH based, MMBtu/d, and $/MMBtu)[2]



Swaps
Collars
115,000
4.565 / $10.16
$3.332
84,700
4.721 / $11.11
$3.400
50,200
3.053 / $5.050
$3.349
50,200
3.053 / $5.050
$3.349
45,200
3.061 / $4.191
$3.349
57,447
3.767 / $7.492
$3.352
4Q 2022
1Q 2023
2Q 2023
3Q 2023
4Q 2023
FY 2023

Note: Includes all WTI and Henry Hub hedges as of 10/20/22. Does not include basis swaps.

1. Reflects weighted average swap price, put price (net of deferred premiums) and weighted average collar floor / ceiling prices each quarter.
2. Reflects weighted average swap price and weighted average collar floor / ceiling prices each quarter.
3. Based on midpoint of 4Q22 guidance.

22

Oil and Gas Hedge Positions

WTI Oil Hedges - Swaps

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl
4Q 2022	1,081,000	11,750	$66.70
1Q 2023	405,000	4,500	$76.94
2Q 2023	409,500	4,500	$76.94
3Q 2023	414,000	4,500	$76.94
4Q 2023	414,000	4,500	$76.94
FY 2023	1,642,500	4,500	$76.94

WTI Oil Hedges - Collars

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Floor)	$/Bbl (Ceiling)
4Q 2022	805,000	8,750	$73.14	$96.49
1Q 2023	513,000	5,700	$63.33	$82.83
2Q 2023	518,700	5,700	$63.33	$82.83
3Q 2023	524,400	5,700	$63.33	$82.83
4Q 2023	524,400	5,700	$63.33	$82.83
FY 2023	2,080,500	5,700	$63.33	$82.83

WTI Midland Argus Crude Basis Swaps

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Differential)
4Q 2022	3,128,000	34,000	$0.89
1Q 2023	2,385,000	26,500	$0.91
2Q 2023	2,411,500	26,500	$0.91
3Q 2023	2,346,000	25,500	$0.92
4Q 2023	2,346,000	25,500	$0.92
FY 2023	9,488,500	25,996	$0.92

WTI Deferred Premium Puts

Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Put Price)	$/Bbl (Net of Premium)
4Q 2022	253,000	2,750	$80.00	$75.79
1Q 2023	567,000	6,300	$69.21	$63.83
2Q 2023	573,300	6,300	$69.21	$63.83
3Q 2023	395,600	4,300	$70.00	$64.54
4Q 2023	395,600	4,300	$70.00	$64.54
FY 2023	1,931,500	5,292	$69.53	$64.12

HH Gas Hedges - Swaps

Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
4Q 2022	1,893,500	20,582	$3.332
1Q 2023	232,500	2,583	$3.400
2Q 2023	1,137,500	12,500	$3.349
3Q 2023	1,150,000	12,500	$3.349
4Q 2023	1,150,000	12,500	$3.349
FY 2023	3,670,000	10,055	$3.352

HH Gas Hedges - Collars

Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu (Floor)	$/MMBtu (Ceiling)
4Q 2022	8,686,500	94,418	$4.565	$10.168
1Q 2023	7,390,500	82,117	$4.721	$11.116
2Q 2023	3,430,700	37,700	$3.053	$5.050
3Q 2023	3,468,400	37,700	$3.053	$5.050
4Q 2023	3,008,400	32,700	$3.061	$4.191
FY 2023	17,298,000	47,392	$3.767	$7.492

WAHA Differential Basis Swaps

Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
4Q 2022	2,460,000	26,739	($0.801)
1Q 2023	12,600,000	140,000	($1.674)
2Q 2023	12,740,000	140,000	($1.674)
3Q 2023	12,880,000	140,000	($1.674)
4Q 2023	12,880,000	140,000	($1.674)
FY 2023	51,100,000	140,000	($1.674)
FY 2024	36,600,000	100,000	($1.050)

Note: Hedgebook as of 10/20/22.

23

SEC Stand-Alone Reserves Summary & PV-10 – Year-End 2021

As shown in the table below, Earthstone's stand-alone estimated proved reserves at year end 2021 were independently estimated by Cawley, Gillespie & Associates, Inc. ("CGA"), independent petroleum engineers, and which was prepared in accordance with Securities and Exchange Commission ("SEC") guidelines, were approximately 147.6 million barrels of oil equivalent ("MMBoe"). SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve-month period. The resulting oil and natural gas prices used for Earthstone's stand-alone 2021 year end reserve report, prior to adjusting for quality and basis differentials, were $66.56 per barrel and $3.598 per million British Thermal Units ("MMBtu"), respectively. SEC prices net of differentials were $65.64 per barrel, $30.16 per equivalent barrel of NGL and $3.01 per Mcf.

Stand-Alone Year-End 2021 SEC Proved Reserves

Reserves Category	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Total (Mboe)	PV-10 ($ in thousands)
Proved Developed	35,824	190,999	25,917	93,575	1,371,697
Proved Undeveloped	25,251	93,882	13,114	54,012	644,989
Total	**61,075**	**284,881**	**39,031**	**147,587**	**$2,016,686**

PV-10 is a measure not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") that differs from a measure under GAAP known as "standardized measure of discounted future net cash flows" in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of our oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to our estimated proved reserves independent of our income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to our reserves. We believe the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

The table below provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows (in thousands):

Reconciliation of PV-10

Present value of estimated future net revenues	$2,016,686
Future income taxes, discounted at 10%	$198,314
Standardized measure of discounted future net cash flows	**$1,818,372**

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Reconciliation of Non‐GAAP Financial Measure – Adjusted EBITDAX 25 3Q 2022 Adjusted EBITDAX ($ in 000s) 1. Consists of expense for non‐cash equity awards and cash‐based liability awards that are expected to be settled in cash. On February 9, 2022, cash‐based liability awards were settled in the amount of $8.1 million. Stock‐based  compensation is included in General and administrative expense in the Condensed Consolidated Statements of Operations. Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non‐GAAP financial measure that is used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) on sale of oil and gas properties, net; accretion of asset retirement obligations; depletion, depreciation and amortization; transaction costs; interest expense, net; exploration expense; unrealized loss on derivative contracts; stock based compensation(1); and income tax (benefit) expense. Earthstone excludes the foregoing items from net (loss) income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. The following table provides a reconciliation of Net income to Adjusted EBITDAX for: FY 2021 Adjusted EBITDAX ($ in 000s) FY21 Net (loss) income $61,506  Accretion of asset retirement obligations $1,065  Depreciation, depletion and amortization $106,367  Interest expense, net $10,796  Transaction costs $4,875  (Gain) on sale of oil and gas properties ($738) Exploration expense $341  Unrealized loss on derivative contracts $40,795  Stock based compensation(1) $21,014  Income tax (benefit) expense $1,859  Adjusted EBITDAX $247,880  3Q22 Net income (loss) $299,312  Accretion of asset retirement obligations $758  Depreciation, depletion and amortization $90,880  Interest expense, net $20,988  Transaction costs $1,778  (Gain) on sale of oil and gas properties ($14,803) Exploration expense $2,248  Unrealized (gain) loss on derivative contracts ($119,209) Stock based compensation(1) $3,322  Income tax expense (benefit) $60,518  Adjusted EBITDAX $345,792

Reconciliation of Non‐GAAP Financial Measure – Free Cash Flow 26 3Q 2022 Free Cash Flow ($ in 000s) Free Cash Flow is a non‐GAAP financial measure that Earthstone uses as an indicator of our ability to fund our development activities and reduce our leverage. Earthstone defines Free Cash Flow as Net cash provided by operating activities; less (1) Settlement of asset retirement obligations, Gain on sale of office and other equipment, Amortization of deferred financing costs and Change in assets and liabilities from the Condensed Consolidated Statements of Cash Flows; plus (2) Transaction costs, Exploration expense and the current portion of Income tax (expense) benefit from the Condensed Consolidated Statements of Operations; plus (3) the liability portion of stock‐based compensation which is included in General and administrative expense in the Condensed Consolidated Statements of Operations; less (4) Capital expenditures (accrual basis). Alternatively, Free Cash Flow could be defined as Adjusted EBITDAX (defined above), less interest expense, less the current portion of income tax expense, less accrual‐based capital expenditures. Management believes that Free Cash Flow, which measures Earthstone’s ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. The following table provides an alternate calculation of Free Cash Flow for the periods indicated: 3Q 2021 Free Cash Flow ($ in 000s) 3Q22 Adjusted EBITDAX $345,792  Interest expense, net ($20,988) Current portion of income tax expense ($3,473) Capital expenditures (accrual basis) ($147,152) Free Cash Flow $174,179  3Q21 Adjusted EBITDAX $65,042  Interest expense, net ($3,050) Current portion of income tax expense ‐ Capital expenditures (accrual basis) ($44,169) Free Cash Flow $17,823

Estimated Proved Reserves Summary as of 10/1/22 at NYMEX Strip Pricing as of 9/30/22 27 This summary of proved developed reserve volumes and values as shown in the table below are based on management estimates and has been prepared as of October 1, 2022, utilizing NYMEX strip benchmark prices and basis differentials as of September 30, 2022, and in regard to PV‐10, discounting cash flows at a rate of 10%. PV‐10 Value ($mm) Proved Developed $3,871 Proved Undeveloped $922 Total  Proved $4,793 1P Reserves (MMBoe) Proved Developed 267.9 Proved Undeveloped 85.7 Total  Proved 353.6

Market Capitalization Table 28 ($ in millions, except share price) 9/30/2022¹ Class  A Common Stock (MM) 105.4 Class  B Common Stock (MM) 34.3 Total Common Stock Outstanding (MM) 139.7 Stock Price (as  of 11/1/22) $16.43 Market Capitalization $2,294.9 Plus : Net Debt $1,174.5 Enterprise Value $3,469.5 1. Based on shares outstanding as of 10/31/22.

Notes and Supplemental Information

- Management has provided forwarding looking charts and figures on various slides that utilize a "maintenance capital" scenario. These figures are for example purposes only and do not constitute specific guidance beyond 2022. Proposed corporate guidance for 2023 and beyond will be designated as such at the time it is made available. In addition, the assumptions utilized for these scenario are as follows;
  - Future production levels beyond 2022 are roughly flat with the projected guidance provided by management
  - Capital costs for development and operating field costs on a unit basis are held roughly flat to guidance
  - The corporate PDP decline rate is estimated at ~25% for 2022 and continues to decline at slightly lower rates in the following years

Recent Strip Pricing (9/30/2022)

Year	WTI	HH
2022	$93.15	$6.80
2023	$72.13	$5.44
2024	$66.63	$4.74
2025	$63.25	$4.58
2026	$60.72	$4.45

Supplementary Footnotes (Page 4)

1. Total estimated proved reserves as of 10/1/22 using NYMEX strip pricing as of 9/30/22.
2. All-In cash cost is a non-GAAP financial measure defined as lease operating expenses plus production and ad valorem taxes, interest expense, net, and general and administrative expense (excluding stock-based compensation).
3. Based on shares outstanding as of 10/31/22.

Supplementary Footnotes (Page 6)

1. IRM Acquisition price of $186MM based on $50.8MM of equity consideration (approximately 12.7MM Class A shares and ESTE share price of $3.99 on 12/16/20) and cash consideration of $135.2MM. Tracker Acquisition price of $126MM based on $44.2MM of equity consideration (approximately 6.2MM Class A shares and ESTE share price of $7.24 on 3/30/21) and cash consideration of $81.6MM. Includes assets from Tracker Resource Development III, LLC and from affiliates of Sequel Energy. Foreland Acquisition price of $73.2MM consisting of $49.2MM cash consideration and 2.6 MM Class A shares and ESTE share price of $9.20 on 9/30/21. Chisholm Acquisition price of $604MM based on $194MM of equity consideration (approximately 19.4MM Class A shares and ESTE share price of $9.98 on 12/15/21) and cash consideration of $410MM. Bighorn Acquisition price of $860MM based on equity consideration of $90MM (approximately 6.8MM Class A shares and ESTE share price of $13.25 on 1/28/22) and $770MM in cash ($280MM of cash raised via PIPE that was converted into 25.2MM shares of Class A Common Stock). Titus Acquisition price of $627MM based on equity consideration of $52MM (approximately 3.9MM Class A shares and ESTE share price of $13.51 on 6/24/22) and $575MM in cash. Cash consideration for all acquisitions as described above is prior to purchase price adjustments.
2. Based on ESTE estimates; PV-10 as of 12/1/20 based on NYMEX strip pricing as of 11/30/20 for IRM, as of 3/1/21 based on NYMEX strip pricing as of 3/29/21 for Tracker, as of 7/1/21 based on NYMEX strip pricing as of 9/30/21 for Foreland, as of 11/1/21 based on NYMEX strip pricing as of 12/8/21 for Chisholm, as of 1/1/22 based on NYMEX strip pricing as of 1/18/22 for Bighorn, and as of 8/1/22 based on NYMEX strip prices as of 6/17/22 for Titus.
3. ESTE estimated gross operated drilling locations exceeding ESTE rate of return threshold based on 11/30/20 NYMEX strip pricing for IRM, $50/bbl flat oil pricing for Tracker, 12/8/21 NYMEX strip pricing for Chisholm, 1/18/22 NYMEX strip pricing for Bighorn and on NYMEX strip pricing as of 6/17/22 for Titus.
4. Reflects midpoint of 4Q22 estimated production guidance.

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